UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2013, Chambers Street Properties (the “Company”) acting through its operating partnership, CSP Operating Partnership, LP (“CSP OP”), entered into the First Amendment (the “First Amendment”) to the Amended and Restated Limited Liability Company Agreement of Duke/Hulfish, LLC (the “Amended and Restated Duke Joint Venture Agreement”) with Duke Realty Limited Partnership (“Duke Realty”) in connection with the acquisition described under Item 8.01 below. Duke/Hulfish, LLC is a joint venture between CSP OP and Duke Realty (the “Duke Joint Venture”).

The First Amendment modified the Amended and Restated Duke Joint Venture Agreement to, among other things: (i) amend certain schedules so that they reflect the properties owned by the Duke Joint Venture after the transaction; (ii) provide for certain distributions in connection with the acquisition of 100% of the interests in 17 of the properties that are held in the Duke Joint Venture; and (iii) amend certain definitions.

All capitalized terms used but not defined in this Current Report on Form 8-K shall have the respective meanings ascribed thereto by the First Amendment. The foregoing does not purport to be a complete description of the terms of the First Amendment and is qualified in its entirety by the text of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

The Company previously disclosed that on January 29, 2013, the Company, acting through CSP OP, entered into an omnibus agreement (the “Omnibus Agreement”) with Duke Realty to acquire 100% of the interests in 17 of the properties that are currently held in the Duke Joint Venture. As described in the Company’s applicable filings with the Securities and Exchange Commission (the “SEC”), prior to March 1, 2013, CSP OP owned an 80% interest and Duke Realty owned a 20% interest in these properties through the Duke Joint Venture.

On March 1, 2013, CSP OP completed the acquisition of Duke Realty’s 20% interest in the referenced 17 properties that were held in the Duke Joint Venture and now owns a 100% interest in these properties. The acquisition was structured such that membership interests in each of the subsidiaries that hold the properties were distributed to Duke Realty and CSP OP on a pro rata basis in accordance with their percentage ownership interests in the Duke Joint Venture (80% to CSP OP and 20% Duke Realty) and CSP OP then purchased Duke Realty’s 20% membership interests in those subsidiaries, resulting in CSP OP owning a 100% interest in each of the property-owning subsidiaries. The aggregate purchase price that CSP OP paid to Duke Realty in connection with the acquisition was approximately $98,140,000, which is 20% of approximately $490,700,000 exclusive of fees and customary closing costs, but inclusive of approximately $216,010,000 of existing mortgage financing.

The properties acquired consist of office and warehouse/industrial/logistics buildings that are currently identified as domestic unconsolidated properties of the Company on its financial statements and which are described in the Company’s SEC filings and listed below:

¡	1400 Perimeter Park Drive
¡	3900 North Paramount Parkway
¡	3900 South Paramount Parkway
¡	22535 Colonial Pkwy
¡	Atrium I
¡	Celebration Office Center
¡	Easton III
¡	Goodyear Crossing Ind. Park II
¡	The Landings I
¡	The Landings II
¡	McAuley Place
¡	Miramar I
¡	Miramar II
¡	Norman Pointe I
¡	Norman Pointe II
¡	Northpoint III
¡	Point West I

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to the Amended and Restated Limited Liability Company Agreement of Duke/Hulfish, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

March 7, 2013	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer